Exhibit 99.1 Press release dated as of August 16, 2011	Exhibit 99.1

Source: Speedemissions, Inc.

Press Release

Speedemissions, Inc. Reports Second Quarter 2011 Results

ATLANTA, GA. August 16, 2011/Business Wire/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI – News), a leading vehicle emissions testing and safety inspections company with stores in Atlanta, Houston, St. Louis and Salt Lake City today announced its financial results for the second quarter ended June 30, 2011.

SECOND QUARTER 2011:

•

Revenue decreased $342,903 or 13.7% to $2,152,831 in the second quarter of 2011 compared to $2,495,734 in the second quarter of 2010. The decrease in revenue was primarily due to the closure of two stores in 2010 and a decrease in same store sales of 6.0%. The decrease in same store sales is mainly attributable to increased competition and discounting at our Georgia, Texas and Utah locations, offset by increases in same store sales at our Missouri locations.

•

Store operating expenses decreased $151,515 or 9.9% to $1,383,888 in the second quarter of 2011 compared to $1,535,403 in the second quarter of 2010. The decrease in store operating expenses was primarily due to the closure of two stores in 2010. Same store operating expenses decreased $72,022 in the second quarter of 2011 compared to the second quarter of 2010.

•	General and administrative expenses decreased $69,643 or 14.3% in the second quarter of 2011 compared to the second quarter of 2010.
•

The Company recognized net loss of $92,468, or $0.00 per basic and diluted share in the second quarter of 2011 compared to net loss of $103,389, or ($0.01) per basic and diluted share in the second quarter of 2010.

YEAR TO DATE 2011:

•

Revenue decreased $684,890 or 13.8% to $4,263,957 in the six months ended June 30, 2011 compared to $4,948,847 in the same period of 2010. The decrease in revenue was primarily due to the closure of two stores in 2010 and a decrease in same store sales of 6.7%. The decrease in same store sales is mainly attributable to increased competition and discounting at our Georgia, Texas and Utah locations, offset by increases in same store sales at our Missouri locations.

•

Store operating expenses decreased $266,350 or 8.6% to $2,825,775 in the six months ended June 30, 2011 compared to $3,092,125 in the same period of 2010. The decrease in store operating expenses was primarily due to the closure of two stores in 2010. Same store operating expenses decreased $133,277 in the six months ended June 30, 2011 compared to the same period of 2010.

•	General and administrative expenses decreased $124,585 or 14.1%, during the six months ended June 30, 2011 compared to the same period of 2010.
•

The Company incurred a net loss of $236,419 or ($0.01) per basic and diluted share in the six months ended June 30, 2011 compared to net loss of $154,964 or ($0.02) per basic and diluted share in the same period of 2010.

Richard A. Parlontieri, President and Chief Executive Officer of Speedemissions commented:

“While we’re disappointed in the same store sales for the quarter, we are encouraged by the increase we’ve seen in St. Louis with store over store sales. This is a most promising sign given that three of the stores have been open for 3+ years. As a means to combat the increased competition in both Atlanta and Salt Lake, we’ve added two part-time Marketing Representatives. Their task is expand our government, corporate and fleet dealer business. There’s already been improvement in the Atlanta market because of these efforts.

With respect to CARbonga (our iPhone, iPad & iPod Touch app), we recently began implementation of a viral marketing program to increase brand awareness and sales, in addition to potentially attracting Strategic Partners”.

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Michael Shanahan, Chief Financial Officer, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash	$180,129	$261,600
Note receivable – current portion	19,500	12,000
Certificate and merchandise inventory	79,278	77,401
Other current assets	91,654	58,819

Total current assets	370,561	409,820
Note receivable, net of current portion	92,653	89,643
Property and equipment, net	624,814	728,016
Goodwill	2,349,066	2,349,066
Other assets	105,403	105,603

Total assets	$3,542,497	$3,682,148

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$60,262	$—
Accounts payable	192,757	182,499
Accrued liabilities	169,470	196,829
Current portion of capitalized lease obligations	47,291	44,632
Current portion of equipment financing obligations	23,408	21,778
Current portion – deferred rent	35,776	35,776

Total current liabilities	528,964	481,514
Capitalized lease obligations, net of current portion	17,010	41,339
Equipment financing obligations, net of current portion	12,653	23,788
Deferred rent	125,760	159,820
Note payable	55,000	55,000
Other long term liabilities	7,350	7,350

Total liabilities	746,737	768,811

Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ deficit:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 63,981 shares issued and outstanding with a liquidation preference of $164,306 at June 30, 2011 and 215,981 shares issued and outstanding with a liquidation preference of $554,642 at December 31, 2010	64	216
Common stock, $.001 par value, 250,000,000 shares authorized, 33,604,466 and 22,789,288 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	33,534	22,789
Additional paid-in capital	15,914,849	15,806,600
Accumulated deficit	(17,732,033)	(17,495,614)

Total shareholders’ deficit	(1,783,586)	(1,666,009)

Total liabilities and shareholders’ deficit	$3,542,497	$3,682,148

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Revenue	$2,152,831	$2,495,734	$4,263,957	$4,948,847
Costs of operations:
Cost of emission certificates	480,427	567,255	950,495	1,108,741
Store operating expenses	1,383,888	1,535,403	2,825,775	3,092,125
General and administrative expenses	416,718	486,361	757,039	881,624
(Gain) loss on disposal of assets	(39,622)	4,724	(40,622)	9,713

Operating loss	(88,580)	(98,009)	(228,730)	(143,356)
Interest income (expense)
Interest income	760	13	1,519	628
Interest expense	(4,648)	(5,393)	(9,208)	(12,236)

Interest expense, net	(3,888)	(5,380)	(7,689)	(11,608)

Net loss	$(92,468)	$(103,389)	$(236,419)	$(154,964)

Basic and diluted net loss per share	$0.00	$(0.01)	$(0.01)	$(0.02)

Weighted average common shares outstanding, basic and diluted	31,692,498	8,509,834	31,660,755	7,736,631

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(236,419)	$(154,964)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	107,830	142,666
(Gain) loss on disposal of assets	(40,622)	9,713
Share-based compensation	54,842	25,014
Changes in operating assets and liabilities:
Certificate and merchandise inventory	(1,877)	10,994
Other current assets	(32,835)	(39,888)
Other assets	200	(1,800)
Accounts payable and accrued liabilities	(17,101)	101,292
Other liabilities	(35,570)	(20,514)

Net cash (used in) provided by operating activities	(201,552)	72,513

Cash flows from investing activities:
Proceeds from note receivable	6,000	—
Proceeds from sales of property and equipment	28,000	20,000
Purchases of property and equipment	(7,006)	(33,961)

Net cash used in investing activities	26,994	(13,961)

Cash flows from financing activities:
Net proceeds from warrant exercise	64,000	—
Net proceeds from line of credit	60,262	—
Payments on equipment financing obligations	(9,505)	(9,919)
Payments on capitalized leases	(21,670)	(34,468)

Net cash provided by (used in) financing activities	93,087	(44,387)

Net (decrease) increase in cash	(81,471)	14,165
Cash at beginning of period	261,600	449,203

Cash at end of period	$180,129	$463,368

Supplemental Information:
Cash paid during the period for interest	$8,953	$12,236

Supplemental Disclosure of Non-Cash Activity:
Note receivable from disposal of assets	$15,000	$—